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                                                                    EXHIBIT 2.2


                                    AMENDMENT
                                       TO
            AMENDED AND RESTATED AGREEMENT OF AFFILIATION AND MERGER


     This AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF AFFILIATION AND MERGER (the "Amendment") is made and entered into as of this 2nd day of June, 1998, by and among BLUE RIVER BANCSHARES, INC. ("Blue River"), SHELBY COUNTY BANCORP ("Shelby County") and SHELBY COUNTY SAVINGS BANK, FSB ("SCSB").

                                   WITNESSETH:

     WHEREAS, Blue River, Shelby County and SCSB are parties to that certain Amended and Restated Agreement of Affiliation and Merger dated March 12, 1998 (the "Agreement"); and

     WHEREAS, the federal Office of Thrift Supervision ("OTS") has required SCSB, based upon the OTS's most recent examination of SCSB, to take certain actions which will reduce the shareholders' equity of SCSB; and

     WHEREAS, Blue River, Shelby County and SCSB have agreed to a reduction in the consideration to be received by the shareholders of Shelby County under
Section 2.01 of the Agreement in order for Blue River to continue to pursue the transactions contemplated by the Agreement; and

     WHEREAS, a majority of the respective Boards of Directors of Blue River, Shelby County and SCSB have approved this Amendment and have authorized its execution and delivery.

     NOW, THEREFORE, in consideration of the foregoing premises, the agreements and mutual obligations contained herein and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Blue River, Shelby County and SCSB hereby agree as follows:

     1. The parties hereto hereby agree that the consideration to be received by shareholders of Shelby County pursuant to the Agreement shall be reduced Two Dollars ($2.00) per share from Fifty-Eight Dollars ($58.00) to Fifty-Six Dollars ($56.00) per share of Shelby County Common Stock. Accordingly, the parties hereby agree that Section 2.01 of the Agreement is hereby amended and replaced in its entirety such that, as amended, such section shall read as follows:

          2.01. Conversion of Shelby County Common Stock. Upon and by virtue of the Merger becoming effective at the Effective Time, each issued and outstanding share of Shelby County Common Stock shall be converted into the right to receive a cash amount equal to Fifty-Six Dollars ($56.00) ("Conversion Price").

     2. The parties hereto may restate the Agreement to reflect the provisions set forth in this Amendment upon the due execution hereof.

     3. Except as expressly provided herein, this Amendment shall not amend, modify or supplement the terms, conditions or provisions of the Agreement.



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     4.   The parties hereto agree that all of their respective representations, warranties, covenants and obligations set forth in the Agreement shall remain in and continue in full force and effect as provided in the Agreement.

     5. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

     6. This Amendment and the Agreement constitute the entire agreement among the parties hereto relating to this subject matter hereof, except with respect to the Confidentiality Agreement dated December 9, 1997, by and between Blue River and Shelby County, the Lock-Up Agreement, the Termination Agreement and the Disclosure Schedule delivered with the Prior Agreement, each of which shall remain in full force and effect in accordance with their respective provisions.

     7. All capitalized terms used herein that are not otherwise defined in this Amendment shall have the same meanings ascribed to them in the Agreement.

     8. This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.



                                     * * * *



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     IN WITNESS WHEREOF, Blue River, Shelby County and SCSB have entered into, executed and delivered this Amendment as of the date and year first above written.

                                            BLUE RIVER BANCSHARES, INC.



                                             By: /s/ROBERT C. REED
                                                 -------------------------------
                                                    Robert C. Reed, President
ATTEST:



By: /s/D. WARREN ROBISON
    ----------------------------------
       D. Warren Robison, Secretary

                                             SHELBY COUNTY BANCORP



                                             By: /s/JAMES M. ROBISON
                                                 -------------------------------
                                                    James M. Robison, Chairman

ATTEST:



By: /s/DAVID A. CARMONY
    ----------------------------------
        David A. Carmony, Secretary


                                             SHELBY COUNTY SAVINGS BANK, FSB


                                             By: /s/JAMES M. ROBISON
                                                 -------------------------------
                                                    James M. Robison, Chairman
ATTEST:



By: /s/BETTY J. BAKER
    ----------------------------------
       Betty J. Baker, Secretary



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